Exhibit 99.1

Research Solutions Appoints Chad Cooper to Board of Directors

ENCINO, CALIF., April 6, 2016/PR Newswire/ — Research Solutions, Inc. (OTCQB: RSSS), a pioneer in providing on-demand access to scientific, technical and medical (STM) information, today announced the appointment of Chad Cooper to its Board of Directors. With significant experience in investment banking and capital markets, Mr. Cooper is currently CEO of the merchant bank Digital Offering and Portfolio Manager at DO Capital Management, a family office that actively invests in undiscovered microcap companies with proven management teams and strong business models. Mr. Cooper previously served as a Partner and Director of Institutional Sales at Roth Capital Partners.

President and CEO Peter Derycz stated: “We are excited that Chad has agreed to join Research Solutions’ Board of Directors, bringing with him his knowledge, strategic expertise, and significant experience in financial services and capital markets. Chad will play a key role in Research Solutions’ future endeavors and efforts to build shareholder value.”

Mr. Cooper currently sits on the Board of Directors of ARI Network Services, Inc. (NASDAQ:ARIS), YouMail, Inc., and Wings for Crossover, a 501(c)3 non-profit organization. He earned a B.A. In International Relations from University of Southern California, and an M.B.A. from Georgetown University.

About Research Solutions

Operating through its wholly owned subsidiary, Reprints Desk®, Inc., Research Solutions, Inc. (OTCQB: RSSS) is a pioneer in providing on-demand access to scientific, technical, and medical (STM) information for life science companies, academic institutions and other research intensive organizations. More than 70 percent of the top 25 pharmaceutical companies in the world rely on services powered by Research Solutions. Article Galaxy™, the company’s cloud-based software-as-a-service (SaaS) solution, gives customers access to the over one million newly published articles each year in addition to tens of millions of articles previously published, helping them to create and speed discoveries, save time and money, and remain copyright-compliant. Research Solutions has arrangements with numerous STM content publishers that allow electronic access and distribution of their content. In addition to serving end users of content, the company also serves STM publishers by facilitating compliance with applicable copyright laws. For more information about Research Solutions, visit www.researchsolutions.com.

5435 Balboa Blvd., Suite 202, Encino, CA 91316 – USA | www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: changes in economic conditions; general competitive factors; acceptance of the Company's products in the market; the Company's success in obtaining new customers; the Company's success in technology and product development; the Company's ability to execute its business model and strategic plans; the Company's success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the Company's Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of such forward looking statements in this release include statements regarding the expected continued market acceptance of the Article Galaxy platform. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information, please contact:

Research Solutions, Inc.

Investor Relations

ir@reseachsolutions.com

# # #

5435 Balboa Blvd., Suite 202, Encino, CA 91316 – USA | www.researchsolutions.com